UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2022

UNITY SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 3rd Street San Francisco, California	94103-3104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 539-3162

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders (the “Special Meeting”) of Unity Software Inc. (“Unity”) held on October 7, 2022, the stockholders of Unity approved the proposal presented, which is described in detail in Unity’s definitive joint proxy statement/prospectus that was filed with the Securities and Exchange Commission on September 8, 2022 (the “Proxy Statement”).

The proposal relates to the issuance of shares of Unity common stock (the “Unity Issuance Proposal”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 13, 2022, by and among Unity, Ursa Aroma Merger Subsidiary Ltd., a direct wholly owned subsidiary of Unity (“Merger Sub”), and ironSource Ltd. (“ironSource”), pursuant to which Unity and ironSource will combine through a merger of Merger Sub with and into ironSource with ironSource as the surviving corporation and a wholly owned subsidiary of Unity.

As there were sufficient votes to approve the Unity Issuance Proposal, stockholder action on a second proposal, to approve one or more adjournments of the Special Meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Unity Issuance Proposal, was not required and Unity did not call the vote on that proposal.

As of September 2, 2022, the record date for the Special Meeting, there were 300,469,115 shares of Unity common stock issued and outstanding and entitled to vote at the Special Meeting. Holders of 211,846,594 shares of Unity common stock were present virtually or represented by proxy at the Special Meeting. The following are the voting results of the proposal submitted to Unity’s stockholders at the Special Meeting:

Proposal 1: Unity’s stockholders approved the Unity Issuance Proposal. Set forth below are the final voting tallies from the Special Meeting relating to the Unity Issuance Proposal:

For	Against	Abstain
210,300,955	1,378,567	167,072

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry and markets in which Unity and ironSource operate and management’s beliefs and assumptions as to the timing and outcome of future events, including the transactions described in this communication. While Unity’s and ironSource’s management believe the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks and uncertainties include, but are not limited to the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; the inability to consummate the transaction due to the failure to satisfy other conditions to completion of the transaction; risks that the proposed transaction disrupts current plans and operations of Unity and ironSource; the ability to recognize the anticipated benefits of the transaction, including anticipated synergies; the amount of the costs, fees, expenses and charges related to the transaction; Unity’s expected stock buyback occurring as planned or at all; and the other risks and important factors contained and identified in Unity’s and ironSource’s filings with the SEC, such as Unity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and ironSource’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 and subsequent Current Reports on Form 6-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the proposed transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither Unity nor ironSource is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither Unity nor ironSource intends to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Dated: October 7, 2022	By:	/s/ Luis Visoso
Luis Visoso
Senior Vice President and Chief Financial Officer